EXHIBIT 23.1 TO FORM 10-KSB

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of Four Oaks Fincorp, Inc. on Form S-8 (File No. 333-30677) and Form S-3 (File No. 333-33527) of our report dated February 9, 2001 on our audits of the consolidated financial statements of Four Oaks Fincorp, Inc. as of December 31, 2000 and for the year ended December 31, 2000, which report is included in this Annual Report on Form 10-KSB.



/s/ Dixon Odom PLLC
DIXON ODOM PLLC

Raleigh, North Carolina
March 28, 2001